Exhibit 99.3

Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma combined financial statements set forth below are presented to reflect the pro forma effects of the merger (Merger) of AmCOMP Incorporated (AmCOMP) with a subsidiary of Employers Holdings, Inc. (Employers).  The consideration in the Merger payable for each outstanding share of AmCOMP’s common stock was $12.15 in cash.  In addition, all outstanding AmCOMP stock options vested by virtue of the Merger and were cancelled in consideration for a cash payment equal to the net amount of the excess, if any, of the merger consideration of $12.15 per share over the exercise price per share of the option.  On October 31, 2008, the date of the Merger, AmCOMP had 15,295,462 common shares outstanding and an additional 844,650 stock options outstanding with an exercise price less than the $12.15 per share merger consideration.  The total consideration for the shares and options was $188.4 million.

The unaudited pro forma combined statement of income for the nine months ended September 30, 2008 and year ended December 31, 2007, combine the respective historical unaudited and audited consolidated statements of income of Employers with the respective historical unaudited and audited consolidated statements of income of AmCOMP, each for the nine months ended September 30, 2008 and year ended December 31, 2007, and gives effect to the unaudited pro forma adjustments necessary to account for the Merger as if it had occurred on January 1, 2007.

The unaudited pro forma combined balance sheet as of September 30, 2008 combines the historical unaudited consolidated balance sheet of Employers with the historical unaudited consolidated balance sheet of AmCOMP, each as of September 30, 2008, and gives effect to the unaudited pro forma adjustments necessary to account for the Merger as if it occurred on September 30, 2008.

The Merger will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles (GAAP).  Accordingly, AmCOMP’s operating results following the October 31, 2008 closing of the Merger will be included in Employers future operating results.

The unaudited pro forma adjustments related to the Merger are based on preliminary purchase price allocations.  Actual adjustments will be based on analyses of the fair values of assets acquired and liabilities assumed, including acquired in force policies, identifiable tangible and intangible assets, deferred tax assets and liabilities, and estimates of the useful lives of tangible and amortizable intangible assets, which will be completed after Employers obtains final third-party appraisals, performs its own internal assessments and reviews all available data, which is expected to occur prior to the filing of Employers 2008 Annual Report on Form 10-K for the year ending December 31, 2008.  Differences between preliminary and final purchase price allocations could have a significant impact on the accompanying unaudited pro forma combined financial statements and Employers future results of operations and financial position.

The unaudited pro forma combined financial statements are based on the historical financial statements of Employers and AmCOMP as of September 30, 2008, for the nine months ended September 30, 2008 and for the year ended December 31, 2007.  This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and accompanying notes of (i) Employers included in Employers Annual Report on Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended September 30, 2008, and (ii) AmCOMP included in AmCOMP’s Annual Report on Form 10-K for the year ended December 31, 2007 and the unaudited financial statements for the quarter ended September 30, 2008 included as Exhibit 99.2 on this Current Report on Form 8-K/A.  The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the Merger been completed during the period or as of the dates for which the pro forma data is presented.  In addition, the unaudited pro forma consolidated financial statements do not purport to project the future consolidated financial position or operating results of Employers.

EMPLOYERS HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

Nine Months Ended September 30, 2008
(in thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Employers	AmCOMP	Adjustments		Employers
Revenues	(Note 2)	(Note 3)	(Note 4)
Net premiums earned	$222,842	$148,877	$2,600	(k)	$374,319
Net investment income	55,915	15,325	-		71,240
Realized gains (losses) on investments, net	(3,211)	(176)	-		(3,387)
Other Income	1,155	59	-		1,214
Total Revenues	276,701	164,085	2,600		443,386
Expenses
Loss and loss adjustment expense	80,344	89,875	-		170,219
Commission expense	30,465	15,499	-		45,964
Underwriting and other operating expense	66,614	54,405	(838)	(e)
			985	(g)
			(1,470)	(l)	119,696
Interest expense	-	2,427	4,286	(m)
			(20)	(d)
			(541)	(n)	6,152
Total expenses	177,423	162,206	2,402		342,031
Net income before income taxes	99,278	1,879	198		101,355
Income taxes	13,349	(128)	69		13,290
Net income	$85,929	$2,007	129		$88,065

Earnings per share of common stock:
Basic	$1.74	$0.13			1.78
Diluted	$1.74	$0.13			1.78

Weighted average shares outstanding
Basic	49,340	15,293	(15,293)		49,340
Diluted	49,390	15,391	(15,391)		49,390

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

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EMPLOYERS HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

Year Ended December 31, 2007
(in thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Employers	AmCOMP	Adjustments		Employers
Revenues	(Note 2)	(Note 3)	(Note 4)
Net premiums earned	$346,884	$229,349	$4,050	(k)	$580,283
Net investment income	78,623	20,102	-		98,725
Realized gains (losses) on investments, net	180	(473)	-		(293)
Other Income	4,236	127	-		4,363
Total Revenues	429,923	249,105	4,050		683,078
Expenses
Loss and loss adjustment expense	143,302	126,562	-		269,864
Commission expense	44,336	23,378	-		67,714
Underwriting and other operating expense	91,399	65,150	(1,547)	(e)
			2,460	(g)
			(1,720)	(l)
			2,899	(f)	158,641
Interest expense	-	3,717	5,715	(m)
			(15)	(d)
			125	(n)	9,542
Total expenses	279,037	218,807	7,917		505,761
Net income before income taxes	150,886	30,298	(3,867)		177,317
Income taxes	30,603	11,462	(1,354)		40,711
Net income	$120,283	$18,836	(2,513)		136,606

Earnings per share of common stock:*
Basic	$2.32	$1.20			$2.64
Diluted	$2.32	$1.20			$2.64

Weighted average shares outstanding:*
Basic	51,748	15,647	(15,647)		51,748
Diluted	51,757	15,656	(15,656)		51,757

*Represents Employers pro forma earnings per share for the full year, rather than the period after the initial public offering (IPO) occurring on February 5, 2007 and through December 31, 2007.
See accompanying notes to Unaudited Pro Forma Combined Financial Statements

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EMPLOYERS HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2008
(in thousands)

	Historical	Historical	Pro Forma		Pro Forma
Assets	Employers	AmCOMP	Adjustments		Employers
Available for sale:	(Note 2)	(Note 3)	(Note 4)
Fixed maturity investments, at fair value	$1,500,206	$327,239	$99,144	(b)	$1,926,589
Equity securities, at fair value	79,452	-	-		79,452
Short-term investments, at fair value	70,386	-	-		70,386
Held to maturity:
Fixed maturity investments, at amortized cost	-	98,675	(98,675)	(b)	--
Total investments	1,650,044	425,914	469		2,076,427
Cash and cash equivalents	311,793	15,928	(193,333)		134,388
Accrued investment income	18,853	4,401	-		23,254
Premium receivables, net	24,612	82,452	-		107,064
Reinsurance recoverable for:
Paid losses	10,766	1,851	-		12,617
Unpaid losses, net	1,024,871	61,875	-		1,086,746
Funds held or deposited with reinsureds	90,067	-	-		90,067
Deferred policy acquisition costs	14,611	18,768	2,899	(f)	36,278
Federal income taxes recoverable	-	3,442	(1,255)	(a)
			282	(e)	2,469
Deferred income taxes, net	80,482	22,245	(294)	(a)
			(5,859)	(j)	96,574
Property and equipment, net	19,199	2,518			21,717
Goodwill, net	-	1,260	(1,260)	(c)
			29,939		29,939
Other assets	19,843	7,851	(998)	(d)
			18,300	(g)	44,996
Total assets	$3,265,141	$648,505	$(151,110)		$3,762,536

Liabilities and equity
Claims and policy liabilities:
Unpaid losses and loss adjustment expenses	$2,212,400	$309,737	$-		$2,522,137
Unearned premiums	59,061	97,255	-		156,316
Policyholders’ dividends accrued	149	17,272	-		17,421
Total claims and policy liabilities	2,271,610	424,264	-		2,695,874
Commission and premium taxes payable	5,381	9,802	-		15,183
Federal income taxes payable	2,140	-	(2,140)	(a)	-
Accounts payable and accrued expenses	18,490	4,810	4,063	(e)
			675	(h)
			2,512	(i)	30,550
Deferred reinsurance gain – LPT agreement	411,094	-	-		411,094
Notes payable	150,000	35,124	-		185,124
Other liabilities	11,818	18,285	-		30,103
Total liabilities	2,870,533	492,285	5,110		3,367,928
Stockholders’ equity
Common stock	535	159	(159)		535
Additional paid in capital	305,329	76,003	(76,003)		305,329
Retained earnings	181,584	88,833	(88,833)		181,584
Accumulated other comprehensive income	(3,688)	(3,190)	3,190		(3,688)
Treasury stock, at cost	(89,152)	(5,585)	5,585		(89,152)
Total stockholders’ equity	394,608	156,220	(156,220)		394,608
Total liabilities and stockholders’ equity	$3,265,141	$648,505	$(151,110)		$3,762,536
See accompanying notes to Unaudited Pro Forma Combined Financial Statements

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1.	Basis for Pro Forma Presentation
On October 31, 2008, pursuant to the Agreement and Plan of Merger, dated January 10, 2008, as amended (the “Merger Agreement”), AmCOMP merged with and into a subsidiary of Employers.  Employers believes that this acquisition will provide significant opportunity to accelerate the execution of its strategic goals and achieve its vision of being the leader in the property casualty insurance industry specializing in workers’ compensation.

2.	Historical Employers Financial Statements
The historical Employers columns included in the unaudited pro forma combined statement of income for the nine months ended September 30, 2008 and the unaudited pro forma combined balance sheet as of September 30, 2008 represents the unaudited consolidated statements of income for the nine months ended September 30, 2008 and the unaudited consolidated balance sheet as of September 30, 2008, respectively, included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2008.   The historical Employers column included in the unaudited pro forma combined statement of income for the year ended December 31, 2007 has been derived from the audited consolidated financial statements of Employers included in its Annual Report on Form10-K for the year ended December 31, 2007.

3.	Historical AmCOMP Financial Statements
The historical AmCOMP columns included in the unaudited pro forma combined statement of income for the nine months ended September 30, 2008 and the unaudited pro forma combined balance sheet as of September 30, 2008 represents the unaudited consolidated statements of income for the nine months ended September 30, 2008 and the unaudited consolidated balance sheet as of September 30, 2008, respectively, included in AmCOMP’s September 30, 2008 unaudited financial statements for the quarter ended September 30, 2008 included as Exhibit 99.2 on this Current Report on Form 8-K/A.  AmCOMP’s nine months ended September 30, 2008 historical statement of income includes a charge of $8.0 million for realized Florida excessive profits for accident years 2003-2006 as described in footnotes 6 and 11 of Exhibit 99.2 on this Current Report on Form 8-K/A.   The historical AmCOMP column included in the unaudited pro forma combined statement of income for the year ended December 31, 2007 has been derived from the audited consolidated financial statements of AmCOMP included in its Annual Report on Form10-K for the year ended December 31, 2007 included as Exhibit 99.1 on this Current Report on Form 8-K/A. The following reclassifications have been made in the presentation of AmCOMP’s historical financial statements to conform to Employers presentation:

Unaudited Pro Forma Combined Statements of Income
·
Underwriting and other operating expenses of $15.5 million and $23.4 million were reclassified to commission expense for the nine months ended September 30, 2008 and for the year ended December 31, 2007, respectively.

·
Dividends to policyholders of $14.1 million and $11.3 million were reclassified to underwriting and other operating expenses for the nine months ended September 30, 2008 and for the year ended December 31, 2007, respectively.

Unaudited Pro Forma Combined Balance Sheet
·	Assumed reinsurance premiums receivable of $1.7 million was reclassified to premiums receivable.
·	Prepaid reinsurance premiums of $0.7 million was reclassified to other assets.
·	Income tax recoverable: state income tax recoverable of $1.1 million was reclassified to other assets.
·	Reinsurance payables of $0.3 million was reclassified to other liabilities.
·	Commissions and premium taxes payable of $9.8 million and other liabilities of $13.9 million were reclassified from accounts payable and accrued expense to the respective line items.

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4.	Pro Forma Adjustments

Preliminary Purchase Price Allocation
Under the GAAP purchase method of accounting, the total purchase price of $188.4 million, plus estimated merger-related costs of $5.0 million, is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values.  The purchase price was allocated using the information currently available, and Employers may adjust the preliminary purchase price allocation after obtaining more information regarding asset valuations, liabilities assumed and revisions of preliminary estimates.  The purchase price allocation will be finalized in fiscal 2009.

The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill.  The following table summarizes the preliminary allocation of the estimated purchase price to the estimated fair value of assets acquired and liabilities assumed (in thousands except share and stock price information):

Cash paid to acquire 15,295,462 shares at $12.15 per share	$185,840
Cash to settle outstanding stock options	2,529
Purchase price	188,369
Estimated merger related costs	4,964
Adjusted purchase price	$193,333

Book value of assets acquired	$156,220
Adjustments to net book value of assets acquired and liabilities assumed:
Tax benefit for vesting of stock options (a)	591
Fair value adjustment on held to maturity securities (b)	469
Elimination of goodwill, net (c)	(1,260)
Elimination of debt issuance costs (d)	(998)
Severance and retention related liabilities, net of current tax benefit (e)	(3,781)
Fair value adjustment on deferred acquisition costs (f)	2,899
Identified intangible assets (g)	18,300
Litigation (h)	(675)
Merger related liabilities assumed (i)	(2,512)
Deferred tax impact on purchase adjustments (j)	(5,859)
Adjusted book value	163,394

Estimated incremental goodwill	$29,939

(a)
The pro forma adjustment is to record the settlement of AmCOMP’s 844,650 outstanding options with an exercise price less than the per share merger consideration, which vested upon close of the Merger and settled at the net amount of (A) the product of (i) the excess, if any, of the per share consideration over the exercise price per share of such option, multiplied by (ii) the number of AmCOMP shares subject to such option, less (B) any applicable taxes. The cash consideration paid for the options was $2.5 million and results in a net tax benefit to AmCOMP of $0.6 million.

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Additionally, Employers federal income taxes payable of $2.1 million was reclassified to offset the net federal income tax recoverable.

(b)
The pro forma adjustment to the historical amortized cost value of AmCOMP’s held to maturity securities is to value the securities at their fair value of $99.1 million at September 30, 2008 and to reclassify them as available for sale securities.

(c)	The pro forma adjustment is to eliminate AmCOMP’s existing goodwill from the acquisition of its subsidiary, AmCOMP Preferred Insurance Company.

(d)
The pro forma adjustment is to eliminate AmCOMP’s $1.0 million in capitalized debt issuance costs related to AmCOMP’s notes payable.  The debt issuance costs were being amortized over a 30 year term.  For the purposes of the pro forma combined income statements the amount of amortization to be reversed is $20 thousand and $15 thousand for the nine months ended September 30, 2008 and the year ended December 31, 2007, respectively.

(e)
Certain of AmCOMP's senior executives are party to employment agreements providing for severance benefits in connection with the Merger and, in the case of one senior executive a retention payment became payable upon completion of the Merger.  The total liability assumed by Employers under these agreements is $4.1 million and has a current tax benefit of $0.3 million.  The expected cost savings in related salary and benefits for the pro forma combined statement of income is $0.8 million and $1.5 million for the nine months ended September 30, 2008 and for the year ended December 31, 2007, respectively, and is a reduction to historical underwriting and other operating expense.

(f)
The pro forma adjustment of $2.9 million is to adjust the historical book value of AmCOMP’s deferred acquisition costs to its fair value of $21.7 million.  Deferred acquisition costs are amortized over one year, therefore, for purposes of the pro forma combined income statement for the year ended December 31, 2007, $2.9 million in additional amortization charges have been adjusted to underwriting and other expense.

(g)	Identifiable intangible assets acquired are estimated to be $18.3 million. These assets include (in thousands except years and months):

Intangible Assets	Estimated Fair Value	Estimated Life	Pro Forma Amortization Expense
			2007	2008
Trade name	$ 400	6 Months	$ 400	$ -
Insurance in force	6,500	10 Years	650	487
Broker relationships	2,900	10 Years	290	218
Non-compete agreements	1,400	15 Months	1,120	280
State licenses	7,100	Indefinite	–	–

Total	$ 18,300		$ 2,460	$ 985

(h)
On March 4, 2008, a purported class-action lawsuit was filed by Broadbased Equities against AmCOMP, its directors and Employers in connection with the proposed merger between AmCOMP and Employers.  The parties negotiated and entered into an Amended Memorandum of Understanding under which the defendants agreed to pay up to $675,000 in attorneys’ fees and expenses to counsel for the plaintiff.  The parties have agreed to enter into and seek court approval of a stipulation of

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settlement consistent with the Amended Memorandum of Understanding and under which Employers would be responsible for the payment of the $675,000.

(i)	AmCOMP incurred fees in connection with the Merger of $2.5 million that are adjusted as additional liabilities assumed by Employers.

(j)
The deferred tax balance is adjusted for the tax impact, at the statutory rate of 35%, for any of the purchase adjustments that are deductible for tax purposes.  Additionally, a deferred tax liability is established for the intangibles, which is recognized as the intangible balances are amortized into income.

(k)
AmCOMP’s excess reinsurance program differed from the reinsurance coverage maintained by Employers, most notably the lower retention on the first layer of coverage.  AmCOMP’s losses were reinsured in excess of $2.0 million whereas Employers maintains coverage above $5.0 million.  AmCOMP became party to Employers reinsurance program on the date of the Merger, resulting in a lower reinsurance premium cost and a greater spread of the risk between the combined writings of Employers and AmCOMP.  Based on AmCOMP’s and Employers historical loss experience, it is not expected that the change in reinsurance coverage for AmCOMP will have a significant impact on losses and LAE incurred.

(l)
With the acquisition of AmCOMP, Employers has identified synergies that will create continued savings.  Included in these savings are the costs associated with AmCOMP’s obligations as a public company, insurance costs and other overhead costs aggregating $1.5 million and $1.7 million for the nine months ended September 30, 2008 and for the year ended December 31, 2007, respectively.

(m)
Employers entered into a Second Amended and Restated Secured Revolving Credit Facility (Amended Credit Facility), effective September 30, 2008.  On that day, Employers borrowed $150.0 million through the Amended Credit Facility, the proceeds of which were used to finance the Merger.  The Amended Credit Facility bears interest on either, at Employers choice, a fluctuating rate of 1.25% above the prime rate of Wells Fargo Bank, National Association (Wells Fargo) or a fixed rate that is 1.25% above the LIBOR rate on reset dates (approximately 0.50% for the current 30-day LIBOR rate).  Additionally, on September 30, 2008, Employers executed an interest rate swap with Wells Fargo, which established a fixed interest rate of 4.84% on $100.0 million of the borrowings under the Amended Credit Facility.  For the purposes of the pro forma presentation, $100.0 million and $50.0 million of borrowings under the Amended Credit Facility are assumed to bear an annualized interest rate of 4.84% and 1.75%, respectively, for both the nine months ended September 30, 2008 and for the year ended December 31, 2007.  Aggregate interest expense of $4.3 million and $5.7 million has been adjusted in the pro forma combined statement of income for the nine months ended September 30, 2008 and for the year ended December 31, 2007, respectively.  An increase/decrease of 0.125% in the interest rate on the $50.0 million portion of the Amended Credit Facility that is not hedged would result in an increase/decrease in interest expense of approximately $46,875 and $62,500 for nine months ended September 30, 2008 and for the year ended December 31, 2007, respectively.

(n)
For purposes of the pro forma combined income statements, adjustments related to the amortization of a $375,000 non-refundable commitment fee, elimination of the commitment fee related to the unused balance of the Amended Credit Facility and elimination of other debt related costs result in a decrease to interest expense of $541,000 for the nine months ended September 30, 2008 and an increase to interest expense of $125,000 for the year ended December 31, 2007.

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